CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Starboard Investment Trust.  Such reference appears in the Prophecy Alpha Trading Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm.”

                                               /s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
September 24, 2012